UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

January 30, 2015

Date of Report (Date of Earliest event reported)

ENERGIZER TENNIS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-182199	99-0377575
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code:	+44 203 086 8131

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)   Not applicable.

(b)   Effective January 29, 2015, Alexander Farquharson, our Chief Executive Officer, President and a director, resigned.  Mr. Farquharson’s resignation was not the result of any disagreement with the Company or its management relating to the operations of the Company.

(c)

(1)  Effective January 29, 2015, the Company’s Board of Directors named Robert Thompson, the Company’s Secretary, Treasurer and Chief Financial Officer and a director of the Company, as Chief Executive Officer and President of the Company.

(2)  Reference is made to the Company’s Current Report on Form 8-K which was filed with Securities and Exchange Commission on December 16, 2014 for information concerning Mr. Thompson which is required to be included herein.

(3)  Not applicable.

(d)   Not applicable.

(e)   Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015

ENERGIZER TENNIS, INC.

By: /s/ Robert Thompson

Name: Robert Thompson

Title:   Chief Executive Officer/President